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                      UNDERWRITING AND SERVICE AGREEMENT
                                      OF
                          FFP NEW HORIZONS FUND, INC.

THIS AGREEMENT is made and entered into by and between FFP Securities, Inc., a Missouri corporation and FFP New Horizons Fund, Inc., a Maryland corporation, on behalf of each of the Portfolios listed below, effective as of the 16th day of December, 1998.

                          W I T N E S S E T H

WHEREAS, FFP New Horizons Fund, Inc. is an open-end, diversified, management investment company authorized to issue securities in series or portfolios; and

WHEREAS, FFP New Horizons Fund, Inc. has authorized the issuance of shares of stock in the six portfolios listed below, each of which has its own distinct investment objectives and policies; and

WHEREAS, FFP New Horizons Fund, Inc. is registering with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940 and is registering interests in each of its portfolios with the Commission under the Securities Act of 1933; and

WHEREAS, The portfolios offer their shares only as investments under variable annuity contracts or variable life insurance policies; and

WHEREAS, FFP New Horizons Fund, Inc. has adopted a Distribution Plan and a Contract Holder Services Plan in compliance with the provisions of Section 12b and Rule 12b-1 of the Investment Company Act of 1940; and

WHEREAS, FFP Securities, Inc. is registered as a broker-dealer with the Securities and Exchange Commission and with the applicable states and is a member in good standing of the National Association of Securities Dealers, Inc.; and

WHEREAS, FFP New Horizons Fund, Inc. desires to appoint FFP Securities, Inc. as the underwriter for the sale of the shares in each of its portfolios and authorize it to provide shareholder and distribution services as authorized by its Distribution and Contract Holder Services Plans; and

WHEREAS, FFP Securities, Inc. desires to serve as the underwriter for each of the portfolios of FFP New Horizons Fund, Inc. and to provide shareholder and distribution services for the portfolios;

NOW THEREFORE, in consideration of the mutual agreements and promises contained in this Agreement and other valuable consideration, FFP Securities, Inc. and FFP New Horizons Fund, Inc. agree as follows:

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I.    APPOINTMENT AS UNDERWRITER

A.    APPOINTMENT

      FFP New Horizons Fund, Inc. (Fund) hereby appoints FFP Securities, Inc. (FFP Securities) as the underwriter to serve as the agent of the Fund to sell and to accept redemptions of shares of the capital stock of each of the following portfolios of the Fund (Portfolios):

            FFP Odyssey Venus Portfolio
            FFP Century Venus Portfolio
            FFP Discovery Venus Portfolio
            FFP Millennium Mercury Portfolio
            FFP Discovery Mercury Portfolio
            FFP Millennium Venus Portfolio

      FFP Securities agrees that it shall act as underwriter for the shares of the Portfolios as provided in this Agreement and as described in the registration statement for the Fund and its Portfolios when it becomes effective and as it may be amended thereafter (Registration Statement). FFP Securities agrees that, except as required to carry out its duties under this Agreement or otherwise expressly authorized, it is acting as an independent contractor and not as an agent of the Fund or the Portfolios and has no authority to act for or represent the Fund or the Portfolios in any way.

B.    DUTIES

      FFP Securities shall solicit orders for the purchase of shares of the Portfolios on behalf of the Fund and its Portfolios and it shall receive and transmit to the Fund shares properly tendered to FFP Securities by shareholders of the Portfolios for redemption. FFP Securities agrees that it will solicit orders for shares and accept shares for redemption on the terms and conditions and as described in the Registration Statement and as required by rules and regulations of the Securities and Exchange Commission. It is understood that the shares are offered only through variable annuity contracts and variable life policies issued by life insurance companies.

II.   APPOINTMENT AS SERVICE AGENT

A.    APPOINTMENT

      The Fund hereby appoints FFP Securities to provide shareholder and distribution services for the Portfolios, their shareholders and the owners or prospective owners of variable annuity contracts or variable life insurance policies who may invest in the Portfolios through those contracts and policies. FFP Securities agrees that it will provide those services as described in and subject to the terms of this Agreement and the Distribution Plan and Contract Holder Services Plan (Plans) adopted by the Fund on behalf of the Portfolios and subject to the rules and regulations of the Securities and Exchange Commission.

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B.    DUTIES

      During the time when the Distribution and Contract Holder Services Plans adopted by the Fund and this Agreement are in effect, FFP Securities shall provide services to (i) persons who own variable annuity contracts or variable life insurance policies who have investments in the Portfolios through those contracts and policies,
      (ii) persons who are considering allocating assets to the Portfolios through their variable annuity contracts or variable life insurance policies, and/or (iii) persons who are considering purchasing variable annuity contracts or variable life insurance policies which include the Portfolios as investment options. In addition, FFP Securities may provide services designed to increase the sale of shares in the Portfolios through variable annuity contracts or variable life insurance policies. The services shall be subject to the terms of, and as described in, the Plans. The services shall include, but not be limited to:

      1. advice about the allocation of purchase payments among the Portfolios under the variable annuity contracts or variable life insurance policies;

      2. discussion of the risks involved in the various Portfolios used as investment options under the variable annuity contracts or variable life insurance policies;

      3. asset allocation advice and advice about the balancing investments among different classes of assets;

      4. obtaining information and providing explanations about the investment objectives, policies and strategies of each Portfolio;

      5. holding seminars to educate contract and policy owners about asset allocation of their purchase payments and the management of the Portfolios;

      6. providing ongoing customer service to owners of the variable annuity contracts or variable life insurance policies, including providing information about the management and performance of each Portfolio and the individual accounts of each owner in each Portfolio; and

      7. responding to questions about shareholder reports, proxy statements or other information provided to contract and policy owners by the Fund;

      8. printing and mailing prospectuses, statements of additional information, supplements and shareholder reports;

      9. developing, preparing, printing and mailing advertisements, sales literature and other promotional materials describing and/or relating to the Portfolios;

      10. holding seminars and sales meetings designed to promote the Portfolios as investment options under the variable annuity contracts or variable life insurance policies; and

      11. educating sales personnel and prospective customers about the Portfolios and their performance and the management styles of the investment advisers of the Portfolios.

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C.    REPORTS

      While FFP Securities is providing services under the Distribution and Shareholder Services Plans, it shall provide to the Fund and its Board, at least quarterly, reports in such form and containing such information as the Board may reasonably request. These reports shall include information necessary for the Board to make an informed determination concerning whether the Plans should be continued. Such information shall include a written report of the aggregate amounts received by FFP Securities under this Agreement for the services described in this Section II and the amounts spent by FFP Securities in providing those services.

III.  REPRESENTATIONS AND WARRANTIES

A.    REPRESENTATIONS AND WARRANTIES OF FFP SECURITIES

      FFP Securities hereby represents and warrants to the Fund and each Portfolio as follows:

      1. DUE INCORPORATION AND ORGANIZATION. FFP Securities is duly organized and is in good standing under the laws of the State of Missouri and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

      2. REGISTRATION. FFP Securities is registered as a broker-dealer with the Securities and Exchange Commission and with all the states in which its activities require it to be so registered and FFP Securities shall maintain such registrations in effect at all times during the term of this Agreement.

      3. CODE OF ETHICS. FFP Securities represents that it has adopted a Code of Ethics under the provisions of Rule 17j-1 of the 1940 Act, a copy of which has been delivered to the Fund and FFP Securities agrees that, during the term of this Agreement, it shall maintain such Code in force and that it shall notify the Board in advance in the event it proposes to amend or replace such Code of Ethics. FFP Securities further certifies that it has adopted such procedures as are reasonably necessary to prevent access persons from violating such code of ethics.

      4. BEST EFFORTS. FFP Securities at all times shall provide its best judgment and effort to each Portfolio in carrying out its obligations hereunder and shall act in compliance with all the provisions of the Plan and the Registration Statement.

B.    REPRESENTATIONS AND WARRANTIES OF EACH PORTFOLIO AND THE FUND

      The Fund, on behalf of each Portfolio, hereby represents and warrants to FFP Securities as follows:

      1. DUE INCORPORATION AND ORGANIZATION. The Fund has been duly incorporated under the laws of the state of Maryland and is authorized to enter into this Agreement and carry out its obligations hereunder.

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      2.    REGISTRATION.  The Fund is or will be registered as an investment company with the Securities and Exchange Commission under the 1940 Act and shares of each Portfolio are or will be registered or qualified for offer and sale to the public under the Securities Act of 1933, as amended (1933 Act) and under the securities laws of all states where such registration is required. Such registrations or qualifications will be kept in effect during the term of this Agreement.

IV.   COMPLIANCE WITH APPLICABLE REQUIREMENTS

      In carrying out its obligations under this Agreement, FFP Securities shall at all times comply with:

      1. all applicable provisions of the 1940 Act, the 1933 Act, the Securities Exchange Act of 1934 and any applicable rules and regulations of the Securities and Exchange Commission;

      2. all applicable rules and regulations of the National Association of Securities Dealers Inc. and the statutes and rules of the applicable state securities regulators;

      3. all policies and procedures of the Fund as adopted by the Board and/or as described in the Registration Statement;

      4. the provisions of the Articles of Incorporation for the Fund, as they may be amended from time to time;

      5. the provisions of the Bylaws of the Fund, as they may be amended from time to time; and

      6.    any other applicable provisions of state or federal law.

V.    COMPENSATION

A.    FOR ITS DUTIES AS UNDERWRITER

      FFP Securities shall receive no compensation for providing services as an underwriter under Section I of this Agreement. It is understood, however, that FFP Securities may participate in the offer and sale of the variable annuity contracts or variable life insurance policies that use the Portfolios as investment options and FFP Securities may receive compensation from the life insurance companies for such services as authorized by the registration statements and distribution agreements for the variable annuity contracts or variable life insurance policies. In addition, FFP Securities may receive compensation for providing shareholder and distribution services for the Portfolios as provided in Subsection B, below.

B.    FOR ITS DUTIES IN PROVIDING SHAREHOLDER AND DISTRIBUTION SERVICES.

      Each Portfolio shall pay to FFP Securities a fee equal to an annual rate of .75% of the average daily net assets of each Portfolio for the services provided by FFP Securities under

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      Section II of this Agreement. Compensation under this Agreement shall be calculated and shall accrue daily at the rate of 1/365 of .75% of the daily net assets of each Portfolio determined at the end of each day. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, compensation shall only accrue and be paid for that part of the month during which this Agreement is in effect. The fee shall be payable quarterly upon review by the Board of the reports provided to the Board under Section II.C of this Agreement. Each fee accrues for each Portfolio separately and in no event shall any one Portfolio be responsible for the fee payable by any other Portfolio.

VI.   EXPENSES

The expenses in connection with the management of each Portfolio shall be allocated between each Portfolio and FFP Securities as follows:

A.    EXPENSES OF FFP SECURITIES

      FFP Securities shall be responsible for the payment of all fees and expenses it incurs in distributing the shares and in providing the services described in Section II of this agreement. Those expenses include, but are not limited to:

      1. costs of printing and mailing prospectuses, statements of additional information, supplements and shareholder reports that are used to solicit new investments in the Portfolios;

      2. developing, preparing, printing and mailing advertisements, sales literature and other promotional materials describing and/or relating to the Portfolios;

      3. fees paid to registered representatives in connection with providing the services described in Section II; and

      4. costs of communicating with shareholders, contract owners and policy holders about their interests in the Portfolios.

B.    EXPENSES OF EACH PORTFOLIO

      Each Portfolio shall pay:

      1. the fees payable by the Portfolio to FFP Securities under this Agreement;

      2. its proportionate share of the expenses payable by the Fund for preparing, printing and distributing proxies, proxy statements, prospectuses, registration statements and reports to existing shareholders of the Portfolios and of holding shareholders' meetings; and

      3. fees payable by each Portfolio to the Securities and Exchange Commission or to any state securities regulator or other regulatory authority for the registration of shares of the Portfolio.

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VII.  STATUS OF UNDERWRITER AND OTHER PERSONS.

FFP Securities is an independent contractor and shall be agent for the Fund only for the sale and redemption of the shares. Any person who serves both as an officer, director, employee or agent of FFP Securities and of the Fund shall be deemed to be providing services only to the Fund when acting on any business of the Fund, and shall not be deemed to be acting as an officer, director, employee or agent, or under the control or direction, of FFP Securities even though such person is receiving compensation from FFP Securities.

VIII. NONEXCLUSIVITY

The services of FFP Securities to each Portfolio are not to be deemed to be exclusive, and FFP Securities shall be free to act as an underwriter or distributor of other securities and to provide shareholder and distribution services to other parties, including other investment companies, and to engage in other activities, so long as its services under this Agreement are not impaired. It is understood and agreed that officers and directors of FFP Securities may serve as officers or directors of the Fund, and that officers or directors of the Fund may serve as officers or directors of FFP Securities or affiliated entities to the extent permitted by law and the rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. It is further understood that the officers and directors of FFP Securities are not prohibited from engaging in any other business activity or from providing services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment companies to the full extent allowed by law.

IX.   TERM

This Agreement shall become effective on the date approved by the Board, including a majority of the members of the Board who are not interested persons of the Fund as defined by the 1940 Act and who have no direct or indirect financial interest in this Agreement or in the operation of the Distribution and Contract Holder Services Plans of the Fund or in any agreements related to the Plans (disinterested directors). This Agreement shall remain in force and effect through December 31, 1999, unless earlier terminated under the provisions of Section XI.

X.    RENEWAL

Following the expiration of its initial term, this Agreement shall continue in force and effect from year to year, provided that the continuation for each Portfolio is specifically approved at least annually by the Board and by a majority of the disinterested directors. The approval must be done in person at a meeting specifically called for the purpose of continuing the Agreement.

XI.   TERMINATION

      This Agreement may be terminated at any time, for any Portfolio, without the payment of any penalty, on sixty (60) days' written notice to the other party, by:

      1.    the vote of a majority of the Board; or

      2.    the vote of a majority of the disinterested directors; or

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      3.    the vote of persons holding a majority of the outstanding voting securities of the Portfolio as determined by rules and regulations of the Securities and Exchange Commission.

      This Agreement shall automatically terminate in the event of its "assignment," as that term is defined in the 1940 Act. The termination of this Agreement with respect to any one Portfolio shall not affect the continuation of this Agreement with respect to other Portfolios. The termination of the appointment of FFP Securities as the provider of shareholder and distribution services for any Portfolio under the provisions of Section II of this Agreement shall not affect the appointment and duties of FFP Securities as an underwriter for the Portfolios under Section I of this Agreement.

XII.  AMENDMENT

This Agreement may be amended by a writing approved by the Board. All material amendments must be approved by a majority of the disinterested directors of the Fund.

XIII. LIABILITY

FFP Securities shall be liable to each Portfolio and shall indemnify each Portfolio for any losses incurred by the Portfolio to the extent that such losses resulted from an act or omission on the part of FFP Securities or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by FFP Securities of its duties, or in connection with the services rendered by FFP Securities, under this Agreement.

XIV.  NOTICES

Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission or e-mail to each party at such address as each party may designate for the receipt of notice. Until further notice, such addresses shall be:

THE FUND:                        THE PORTFOLIOS:                     FFP SECURITIES:
FFP New Horizons Fund, Inc.      c/o FFP New Horizons Fund, Inc.     FFP Securities, Inc.
15455 Conway Road                15455 Conway Road                   15455 Conway Road
Chesterfield, MO  63017          Chesterfield, MO  63017             Chesterfield, MO 63017
314-537-1040                     314-537-1040                        314-537-1040
Fax: 314-537-9591                Fax: 314-537-9591                   Fax: 314-537-9591

XV.   INTERPRETATION

This Agreement shall be governed by the laws of the State of Missouri. Any term or provision of this Agreement which is the same as or derived from a term or provision included in the 1940 Act shall be interpreted by referring to the 1940 Act and to interpretations of such Act by the United States Courts or by rules, regulations or orders of the Securities and Exchange Commission. In addition, any provision of this Agreement that is included based on or as a result of a requirement of the 1940 Act, shall be deemed amended or deleted to the extent that

                                                                             8


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the requirement on which the provision is based is amended or rescinded in the future by rule, regulation or order of the Securities and Exchange Commission.

XVI.  SERVICE MARK

The service mark of the Fund and each Portfolio and the name "FFP" have been adopted by the Fund with the permission of First Financial Planners, Inc. and their continued use is subject to the right of First Financial Planners, Inc. to withdraw this permission in the event FFP Securities or another subsidiary or affiliated corporation of First Financial Planners, Inc. is not the underwriter of any Portfolio.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date written in the first paragraph of this Agreement.

FFP SECURITIES, INC.


By:   /s/ ROY M. HENRY
      ----------------
      Roy M. Henry, President

ATTEST: /s/ ROBERT H. RODERMUND, JR.
        ----------------------------
        Robert H. Rodermund, Jr., Secretary                   (SEAL)

FFP NEW HORIZONS FUND, INC. ON BEHALF OF ITS PORTFOLIOS:

FFP Odyssey Venus Portfolio
FFP Century Venus Portfolio
FFP Discovery Venus Portfolio
FFP Millennium Mercury Portfolio
FFP Discovery Mercury Portfolio
FFP Millennium Venus Portfolio

By:   /s/ ROY M. HENRY
      ----------------
      Roy M. Henry, President

ATTEST: /s/ ROBIN H. RODERMUND
        ----------------------
        Robin H. Rodermund, Secretary                         (SEAL)

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